                                                                     EXHIBIT 1.1
______________________________________________________________________________
______________________________________________________________________________



                          Nu Skin Asia Pacific, Inc.



                            A Delaware Corporation



                   4,600,000 Shares of Class A Common Stock



                            U.S. PURCHASE AGREEMENT



Dated:  ., 1996


______________________________________________________________________________
______________________________________________________________________________

                          Table of Contents


     SECTION 1.Representations and Warranties.................  5
     (a)  Representations and Warranties by the Company.......  5
          (i)  Compliance with Registration Requirements......  5
          (ii)  Independent Accountants.......................  6
          (iii)  Financial Statements.........................  6
          (iv)  No Material Adverse Change in Business........  7
          (v)  Good Standing of the Company...................  7
          (vi)  Good Standing of Subsidiaries.................  7
          (vii)  Capitalization...............................  8
          (viii)  Authorization of Agreement..................  8
          (ix)  Authorization and Description of Securities...  8
          (x)  Absence of Defaults and Conflicts..............  9
          (xi)  Absence of Labor Dispute......................  9
          (xii)  Absence of Proceedings....................... 10
          (xiii)  Accuracy of Exhibits........................ 10
          (xiv)  Possession of Intellectual Property.......... 10
          (xv)  Absence of Further Requirements............... 10
          (xvi)  Possession of Licenses and Permits........... 11
          (xvii)  Title to Property........................... 11
          (xviii)  Compliance with Cuba Act................... 12
          (xix)  Environmental Laws........................... 12
          (xx)  Registration Rights........................... 12
          (xxi)  Contribution Agreement....................... 12
          (xxii)  Certain Transactions........................ 13
          (xxiii)  The Reorganization......................... 13
          (xxiv)  Operating Agreements........................ 13
     (b)  Representations and Warranties by the Selling
            Stockholders...................................... 13
          (i)  Accurate Disclosure............................ 13
          (ii)  Authorization of Agreements................... 14
          (iii)  Good and Marketable Title.................... 14
          (iv)  Due Execution of Power of Attorney and
                 Custody Agreement............................ 15
          (v)  Absence of Manipulation........................ 15
          (vi)  Absence of Further Requirements............... 15
          (vii)  Restriction on Sale of Securities............ 16
          (viii)  Certificates Suitable for Transfer.......... 16
          (ix)  No Association with NASD...................... 16
     (c)  Officer's Certificates.............................. 16

SECTION 2 Sale and Delivery to the U.S. Underwriters; Closing. 17

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     (a)  Initial Securities.................................. 17
     (b)  U.S. Option Securities.............................. 17
     (c)  Payment............................................. 17
     (d)  Denominations; Registration......................... 18

SECTION 3 Covenants of the Company............................ 18
     (a)  Compliance with Securities Regulations and
           Commission Requests................................ 18
     (b)  Filing of Amendments................................ 19
     (c)  Delivery of Registration Statements................. 19
     (d)  Delivery of Prospectuses............................ 19
     (e)  Continued Compliance with Securities Laws........... 20
     (f)  Blue Sky Qualifications............................. 20
     (g)  Rule 158............................................ 20
     (h)  Use of Proceeds..................................... 21
     (i)  Listing............................................. 21
     (j)  Restriction on Sale of Securities................... 21
     (k)  Reporting Requirements.............................. 21
     (l)  Compliance with NASD Rules.......................... 21
     (m)  Compliance with Rule 463............................ 22

SECTION 4 Payment of Expenses................................. 22
     (a)  Expenses............................................ 22
     (b)  Expenses of the Selling Stockholders................ 22
     (c)  Termination of Agreement............................ 23
     (d)  Allocation of Expenses.............................. 23

SECTION 5 Conditions of U.S. Underwriters' Obligations........ 23
     (a)  Effectiveness of Registration Statement............. 23
     (b)  Opinion of Counsel for Company...................... 23
     (c)  Opinion of General Counsel to the Company........... 24
     (d)  Opinion of Counsel for the Selling Stockholders..... 24
     (e)  Opinion of Japanese Counsel for the Company......... 24
     (f)  Opinion of Special Japanese Counsel for the Company. 24
     (g)  Opinion of Hong Kong Counsel for the Company........ 24
     (h)  Opinion of Special Hong Kong Counsel for the Company 24
     (i)  Opinion of Taiwanese Counsel for the Company........ 25
     (j)  Opinion of South Korean Counsel for the Company..... 25
     (k)  Opinion of Canadian Counsel for the Company......... 25
     (l)  Opinion of Japanese Counsel for the Underwriters.... 25
     (m)  Opinion of Counsel for U.S. Underwriters............ 25
     (n)  Officers' Certificate............................... 26
     (o)  Certificate of Selling Stockholders................. 26
     (p)  Accountant's Comfort Letter......................... 26

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     (q)  Bring-down Comfort Letter........................... 26
     (r)  Approval of Listing................................. 27
     (t)  Lock-up Agreements.................................. 27
     (u)  Purchase of Initial International Securities........ 27
     (v)  Purchase of Japanese Securities..................... 27
     (w)  Reorganization...................................... 27
     (x)  Conditions to Purchase of the U.S. Option Securities 27
          (i)  Officers' Certificate.......................... 27
          (ii) Certificate of Selling Stockholders............ 28
          (iii)Opinion of Counsel for Company................. 28
          (iv) Opinion of General Counsel to the Company...... 28
          (v)  Opinion of Counsel for the Selling Stockholders 28
          (vi) Opinion of Japanese Counsel for Company........ 28
          (vii)Opinion of Special Japanese Counsel for Company 28
          (viii)Opinion of Hong Kong Counsel for the Company.. 28
          (ix) Opinion of Special Hong Kong Counsel for the
                Company....................................... 28
          (x)  Opinion of Taiwanese Counsel for the Company... 29
          (xi) Opinion of South Korean Counsel for the Company 29
          (xii)Opinion of Canadian Counsel for the Company.... 29
          (xiii)Opinion of Japanese Counsel for the
                 Underwriters................................. 29
          (xiv)Opinion of Counsel for the U.S. Underwriters... 29
          (xv) Bring-down Comfort Letter...................... 29
     (y)  Additional Documents................................ 29
     (z)  Termination of Agreement............................ 30

SECTION 6 Indemnification..................................... 30
     (a)  Indemnification of U.S. Underwriters................ 30
     (b)  Indemnification of Company, Directors and Officers
           and Selling Stockholders........................... 33
     (c)  Actions against Parties; Notification............... 34
     (d)  Settlement without Consent if Failure to Reimburse.. 34
     (e)  Indemnification for Reserved Securities............. 34
     (f)  Other Agreements with Respect to Indemnification.... 35

SECTION 7.Contribution........................................ 35

SECTION 8.Representations, Warranties and
           Agreements to Survive Delivery..................... 36

SECTION 9.Termination of Agreement............................ 37
     (a)  Termination; General................................ 37
     (b)  Liabilities......................................... 37

SECTION 10. Default by One or More of the U.S. Underwriters... 37

SECTION 11.  Default by one or more of the Selling
              Stockholders or the Company..................... 38

SECTION 12. Notices........................................... 39

SECTION 13.  Parties.......................................... 39

SECTION 14.  GOVERNING LAW AND TIME........................... 40

SECTION 15.  Effect of Headings............................... 40

                                                                Draft of 9/15/96


                          Nu Skin Asia Pacific, Inc.

                            A Delaware Corporation

                   4,600,000 Shares of Class A Common Stock

                          (Par Value $.001 Per Share)

                            U.S. PURCHASE AGREEMENT
                            -----------------------

                                                                         ., 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
Dean Witter Reynolds Inc.
Nomura Securities International, Inc.
 as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Nu Skin Asia Pacific, Inc., a Delaware corporation (the "Company"), Nu Skin Japan Company, Limited, as guarantor (the "Guarantor"), and the persons listed in Schedule B hereto (the "Selling Stockholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Morgan Stanley & Co. Incorporated, Dean Witter Reynolds Inc. and Nomura Securities International, Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to
(i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.001 per share, of the Company (the "Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Stockholders to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 884,317 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,600,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 884,317 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

     It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement (the "Japanese Underwriting Agreement") providing for the offering by the Selling Stockholders of an aggregate of 1,670,000 shares of Common Stock (the "Japanese Securities") through arrangements with certain underwriters in Japan (the "Japanese Underwriters") for whom The Nomura Securities Co., Ltd., Merrill Lynch Japan Incorporated and Morgan Stanley Japan Limited are acting as managers (the "Lead Japanese Underwriters").

     With regards to the offering of the Japanese Securities in Japan, the Company has filed with the Minister of Finance of Japan (the "MOF") a securities registration statement and amendment(s) to such securities registration statement pursuant to the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "Securities and Exchange Law of Japan"). A further amendment to such securities registration statement will be filed by the Company with the MOF immediately after the execution of the Japanese Underwriting Agreement (such securities registration statement and all such amendments being hereinafter collectively referred to as the "Japanese Registration Statement"). In addition, the Company has prepared a summary preliminary registration prospectus and a preliminary registration prospectus with respect to the offering of the Japanese Securities in Japan (together the "Japanese preliminary prospectus") and intends to prepare a supplement or supplements to such preliminary registration prospectus (such summary preliminary registration prospectus and preliminary registration prospectus and all such supplements being hereinafter collectively referred to as the "Japanese Prospectus"). The Japanese Underwriters have agreed that the sale of the Japanese Securities will be a public offering without listing in Japan and will be governed by Japanese laws and regulations.

     It is also understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Stockholders of an aggregate of 1,330,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain managers outside the United States, Canada, and Japan (the "International Managers") for which Merrill Lynch International, Morgan Stanley & Co. International Limited, Dean Witter International Ltd. and Nomura International Plc are acting as lead managers (the "Lead Managers") and the grant by the Selling Stockholders to the International Managers, acting severally and not jointly of an option to purchase all or any part of the International Managers' pro rata portion of up to 255,683 additional shares of Common

Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company and the Selling Stockholders are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities and the Japanese Securities are contemporaneously purchased by the International Managers and the Japanese Underwriters or purchasers procured by them, respectively.

     The U.S. Underwriters, the Japanese Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities, the Japanese Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities, the Japanese Securities and the International Securities are hereinafter collectively called the "Securities."

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of the Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered. The price per share for the International Securities to be purchased by the International Managers pursuant to the International Purchase Agreement and the price per share for the Japanese Securities to be purchased by the Japanese Underwriters pursuant to the Japanese Underwriting Agreement, shall be identical to the price per share for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.

     The Company, the Selling Stockholders and the U.S. Underwriters agree that up to . shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters, and that up to . shares of the Initial International Securities to be purchased by the International Managers (collectively, the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters and the International Managers to certain eligible employees and persons having business relationships with the Company and its affiliates, as part of the distribution of the Securities by the U.S. Underwriters and the International Managers, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company or its affiliates by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has advised the Underwriters that prior to or concurrently with the sale of the Securities, the stockholders (the "Existing Stockholders") of Nu Skin Japan Company, Limited, Nu Skin Korea, Inc., Nu Skin Taiwan, Inc., Nu Skin Hong Kong, Inc. and Nu Skin Personal Care (Thailand) Limited (collectively the "Subsidiaries") will contribute their shares of capital stock to the capital of the Company in a transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), in exchange for shares of the Company's Class B Common Stock, $.001 par value (the "Reorganization"). Prior to the Reorganization, all of the outstanding shares of capital stock of the Subsidiaries were held by the Existing Stockholders. The Reorganization will result in each of the Subsidiaries becoming a wholly-owned subsidiary of the Company.

     The Company has also advised the Underwriters that prior to the Reorganization each U.S. Subsidiary other than Nu Skin Personal Care (Thailand) Limited had elected to be treated as an "S" corporation under subchapter S of the Code and comparable state tax laws. As a result of the Subsidiaries' S corporation status, the earnings of the Subsidiaries since incorporation had been included in the taxable income of the Existing Stockholders for U.S. Federal and certain state income tax purposes, and the Subsidiaries had generally not been subject to U.S. Federal or state income tax on such earnings. Prior to the sale of the Securities, the Subsidiaries' S corporation status will be terminated (the "S Termination Date"). Prior to the S Termination Date, the Company will declare a distribution to the Existing Stockholders that will include all of the Subsidiaries' previously earned and undistributed S corporation earnings through the S Termination Date (the "S Corporation Distribution"). The S Corporation Distribution will be distributed in the form of promissory notes due within six months of the S Termination Date bearing interest at 8% per annum ("S Distribution Notes").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-12073) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Three forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus"), one relating to the U.S. Securities (the "Form of U.S. Prospectus") and the Japanese Prospectus. The information included in the Form of U.S. Prospectus or in any Term Sheet relating thereto, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus used before such registration statement became effective, and any Form of U.S. Prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, together with any International Prospectus of even date relating to the International Securities, respectively, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and, together with the Japanese Prospectus are herein collectively called the "Prospectuses." If Rule 434 is relied on, the term "U.S. Prospectus" shall refer to the U.S. preliminary prospectus dated _____, 1996 together with the Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any U.S. preliminary prospectus, the U.S. Prospectus or any Term Sheet relating thereto or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


     SECTION 1.  Representations and Warranties.

(a)    Representations and Warranties by the Company.  The Company and the
       ---------------------------------------------
Guarantor represent and warrant to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

      (i)  Compliance with Registration Requirements.  Each of the Registration
           -----------------------------------------
     Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b)

     Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply at these times in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the U.S. and the International Prospectuses, any U.S. or any International preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply as of the times specified above in all material respects with any applicable laws or regulations of Hong Kong, Taiwan, South Korea, Canada and the United Kingdom, being those foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements were issued and at the Closing Time (and, in the case of the U.S. Prospectus, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the U.S. Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

       Each U.S. preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each U.S. preliminary prospectus and the U.S. Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (ii) Independent Accountants.  The accountants who certified the financial
           -----------------------
     statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

      (iii) Financial Statements.  The financial statements included in the
            --------------------
     Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its combined Subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its combined Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

      (iv) No Material Adverse Change in Business.  Since the respective dates
           --------------------------------------
     as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for the S Corporation Distribution, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      (v) Good Standing of the Company.  The Company has been duly organized
          ----------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (vi) Good Standing of Subsidiaries.  Each of the Subsidiaries has been
           -----------------------------
     duly organized and is validly existing as a corporation in good standing (or has such comparable corporate status as may be applicable in its jurisdiction of incorporation) under the laws of the jurisdiction of its incorporation (in the case of Nu Skin Japan Company, Limited being both the state of Delaware and the country of Japan, in the case of Nu Skin Korea, Inc. being both the state of Delaware and the country of South Korea and in the case of Nu Skin Personal Care (Thailand) Limited being both the state of Delaware and the country of Thailand), has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and upon consummation of the Reorganization will be owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Upon consummation of the Reorganization, the Subsidiaries will be the only subsidiaries of the Company and the Subsidiaries are the only subsidiaries listed on Exhibit 21 to the Registration Statement.

      (vii) Capitalization.  The authorized, issued and outstanding capital
            --------------
     stock of the Company upon consummation of the Reorganization will be as set forth in the U.S. and the International Prospectuses in the column entitled "As Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, the International Purchase Agreement or the Japanese Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

      (viii)  Authorization of Agreement.  This Agreement, the International
              --------------------------
     Purchase

     Agreement and the Japanese Underwriting Agreement have been duly authorized, executed and delivered by the Company and the Guarantor.

      (ix) Authorization and Description of Securities.  The Securities to be
           -------------------------------------------
     purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement and, when issued and delivered by the Company pursuant to this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement against payment of the consideration set forth herein and therein, will be validly issued, fully paid, and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

      (x) Absence of Defaults and Conflicts.  Neither the Company nor any of its
          ---------------------------------
     Subsidiaries is in violation of its charter or by-laws or comparable governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement, the Japanese Underwriting Agreement and in the Registration Statement (including the consummation of the transactions contemplated in the U.S. and International Prospectuses under the captions "The Reorganization and S Corporation Distribution" and "Shares Eligible for Future Sale - Distributor Options and Employee Stock Bonus Awards", the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. and the International Prospectuses under the caption "Use of Proceeds" and in the Japanese Prospectus in Part Two - V under the caption "2. Installation, Material Expansion or Repair of Facilities or Plan Thereof") and compliance by the Company with its obligations under this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or comparable governing documents of any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

      (xi) Absence of Labor Dispute.  No labor dispute with the employees or
           ------------------------
     distributors of the Company or any of its affiliates exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

      (xii) Absence of Proceedings.  There is no action, suit, proceeding,
            ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected by the Company to result in a Material Adverse Effect, or which would reasonably be expected by the Company to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Prospectuses under the caption "The Reorganization and S Corporation Distribution" or in this Agreement, the International Purchase Agreement, the Japanese Underwriting Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Material Adverse Effect.

      (xiii)  Accuracy of Exhibits.  There are no contracts or documents
              --------------------
     which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

      (xiv) Possession of Intellectual Property.  The Company and its
            -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

      (xv) Absence of Further Requirements.  No filing with, or authorization,
           -------------------------------
     approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement, or the consummation of the transactions contemplated in the Prospectuses under the captions "The Reorganization and S Corporation Distribution," this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws obtained or as may be required, (ii) the registration relating to the offering of the Japanese Securities under the Securities and Exchange Laws of Japan, and (iii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

      (vi) Possession of Licenses and Permits.  The Company and its Subsidiaries
           ----------------------------------
     possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (xvii) Title to Property.  The Company and its Subsidiaries have good and
             -----------------
     marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

      (xviii) Compliance with Cuba Act.  The Company and its Subsidiaries have
              ------------------------
     complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or are exempt therefrom.

      (xix) Environmental Laws.  Except as described in the Registration
            ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxx) Registration Rights.  There are no persons with registration
                -------------------
     rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxi) Contribution Agreement.  The Contribution Agreement, dated
          ----------------------
     ., 1996, among the Company, the Subsidiaries and the Existing Stockholders, a copy of which has been filed with the Registration Statement as Exhibit 2.1, including the exhibits thereto as to which the Company is or is to be a party (the "Contribution Agreement"), and all the other agreements pursuant to which the Company is to acquire stock as part of the Reorganization, (i) have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiaries, (ii) do not conflict with or result in a breach of or (with or without the giving of notice, lapse of time or both) constitute a default under, the certificate of incorporation of the Company or comparable governing document of any Subsidiary or any material agreement to which the Company or any Subsidiary is a party or by which any of their properties are bound (except for such conflicts, breaches or defaults, that would not have a Material Adverse Effect) and (iii) have been or by the Closing Time (as hereinafter defined) will have been duly executed and delivered by the Company and its Subsidiaries and constitute or will constitute legal, valid and binding obligations of the Company and its Subsidiaries, enforceable against them in accordance with their terms.

         (xxii) Certain Transactions.  There are no business relationships or
                --------------------
     related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company and any other persons referred to in said Item 404 that are required to be disclosed in the U.S. Prospectus and that have not been so disclosed.

        (xxiii) The Reorganization.  Prior to or concurrently with the
                ------------------
     Closing Time, the transactions contemplated in the Registration Statement under the caption "The Reorganization and S Corporation Distribution" will have been effected as described therein, and thereafter the Company and its Subsidiaries will possess all the assets necessary to conduct their business as described in the Registration Statement.

         (xxiv)  Operating Agreements.  The Licensing and Sales Agreements, the
                 --------------------
     Regional Distribution Agreement, the Wholesale Distribution Agreements, the Trademark/Tradename License Agreements and the Management Services Agreements, each dated ., 1996 (collectively, the "Operating Agreements"), to which one or more of the Subsidiaries is a party (i) have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiaries, (ii) do not conflict with or result in a breach of or (with or without the giving of notice, lapse of time or both) constitute a default under, the certificate of incorporation of the Company or comparable governing document of any Subsidiary or any material agreement to which the Company or any Subsidiary is a party or by which any of their properties are bound (except for such conflicts, breaches or defaults, that would not have a Material Adverse Effect) and (iii) have been or by the Closing Time (as hereinafter defined) will have been duly executed and delivered by one or more of the Subsidiaries and constitute or will constitute legal, valid and binding obligations of the Company and the Subsidiaries, enforceable against them in accordance with their terms.

        (b) Representations and Warranties by the Selling Stockholders.  Each
            ----------------------------------------------------------
Selling Stockholder (or Back-Stopped Selling Stockholder (as defined in Section 6(a)), as the case may be) severally represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling U.S. Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each U.S. Underwriter, as follows:

         (i)  Accurate Disclosure.  To the best knowledge of each Back-Stopped
              -------------------
        Selling Stockholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Back-Stopped Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectuses and neither the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not set forth in the Prospectuses.

          (ii) Authorization of Agreements.  Each Selling Stockholder has
               ---------------------------
        the full right, power and authority to enter into the Contribution Agreement (together with all other documents necessary to effect the Reorganization), this Agreement, the International Purchase Agreement, the Japanese Underwriters Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement and the Japanese Underwriting Agreement. The execution and delivery of the Contribution Agreement (together with all other documents necessary to effect the Reorganization), this Agreement, the International Purchase Agreement, the Japanese Underwriting Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares of stock to be acquired by the Company in connection with the Reorganization or the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

          (iii) Good and Marketable Title.  Such Selling Stockholder has and
                -------------------------
        will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, and under the International Purchase Agreement and the Japanese Underwriting Agreement free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein and therein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv) Due Execution of Power of Attorney and Custody Agreement.  Such
               --------------------------------------------------------
        Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with Keith R. Halls, Blake M. Roney and Koichi Takeuchi, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact") and ., as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement and the certificate referred to in Section 5(o) or that may be required pursuant to Sections 5(x) and 5(y) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder and thereunder, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder and thereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement, the International Purchase

        Agreement and the Japanese Underwriting Agreement.

          (v) Absence of Manipulation.  Such Selling Stockholder has not
              -----------------------
        taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (vi) Absence of Further Requirements.  No filing with, or consent,
              -------------------------------
        approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations under this Agreement, the International Purchase Agreement or the Japanese Underwriting Agreement or under the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities or the consummation of the transactions contemplated by this Agreement, the International Purchase Agreement or the Japanese Underwriting Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws (ii) the registration relating to the offering of the Japanese Securities under the Securities and Exchange Laws of Japan, and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

         (vii) Restriction on Sale of Securities.  During a period of 180
               ---------------------------------
        days from the date of the U.S. Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or
        (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement or the Japanese Underwriting Agreement, (B) any transaction outlined in the Prospectuses under the caption "The Reorganization and S Corporation Distribution", or (C) any transaction outlined in the Prospectuses under the caption "Shares Eligible for Future Sale - Distributor Options and Employee Stock Bonus Awards."

        (viii) Certificates Suitable for Transfer.  Certificates for all of the
               ----------------------------------
        Securities to be sold by such Selling Stockholder pursuant to this Agreement or the International

        Purchase Agreement or the Japanese Underwriting Agreement in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement, or the International Purchase Agreement or the Japanese Underwriting Agreement.

          (xi) No Association with NASD.  Neither such Selling Stockholder
               ------------------------
        nor any of his or her affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

        (c) Officer's Certificates.  Any certificate signed by any officer of
            ----------------------
the Company or any of its Subsidiaries delivered to Merrill Lynch, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to Merrill Lynch, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each U.S. Underwriter as to the matters covered thereby.

     SECTION 2 Sale and Delivery to the U.S. Underwriters; Closing.
               ---------------------------------------------------

          (a) Initial Securities.  On the basis of the representations and
              ------------------
warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial U.S. Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

          (b) U.S. Option Securities.  In addition, on the basis of the
              ----------------------
representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, acting severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 884,317 shares of

Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by Merrill Lynch to the Selling Stockholders, setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) Payment.  Payment of the purchase price for, and delivery of
            -------
certificates for, the Initial U.S. Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069, or at such other place as shall be agreed upon by Merrill Lynch and the Company and the Selling Stockholders, at 9:30 A.M. (New York Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company and the Selling Stockholders.

     Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase.
Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

      (d)   Denominations; Registration.  Certificates for the Initial U.S.
            ---------------------------
Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3 Covenants of the Company.  The Company covenants with each U.S.
               ------------------------
Underwriter as follows:

         (a)   Compliance with Securities Regulations and Commission Requests.
               --------------------------------------------------------------
The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the U.S. Prospectus or any amended U.S. Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order in the United States and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b)   Filing of Amendments.  The Company will give Merrill Lynch notice
               --------------------
of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the U.S. or the International Prospectuses, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the U.S. Underwriters shall object.

          (c)  Delivery of Registration Statements.  The Company has furnished
               -----------------------------------
or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)  Delivery of Prospectuses.  The Company has delivered to each U.S.
               ------------------------
Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e)  Continued Compliance with Securities Laws.  The Company will
               -----------------------------------------
comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement or the Japanese Underwriting Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the U.S. or the International Prospectuses in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any U.S. or any International Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will
(i) with respect to the U.S. Prospectus, promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, (ii) with respect to the International Prospectus, supplement such prospectus to correct such statement or omission and (iii) furnish to the Underwriters such number of copies of such amendments or supplements as the Underwriters may reasonably request.

           (f) Blue Sky Qualifications.  The Company will use its best efforts,
               -----------------------
in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

           (g) Rule 158.  The Company will timely file such reports pursuant to
               --------
the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

           (h) Use of Proceeds.  The Company will use the net proceeds received
               ---------------
by it from the sale of the Securities in the manner specified in the U.S. and the International Prospectuses under "Use of Proceeds" and in the Japanese Prospectus in Part Two - V under the caption "2. Installation, Material Expansion or Repair of Facilities or Plan Thereof."

           (i) Listing.  The Company will use its best efforts to effect the
               -------
listing of the Common Stock (including the Securities) on the New York Stock Exchange.

           (j) Restriction on Sale of Securities.  During a period of 180 days
               ---------------------------------
from the date of the U.S. Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of

Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement or the Japanese Underwriting Agreement, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (C) any transactions outlined in the Prospectuses under the caption "The Reorganization and S Corporation Distribution", or (D) any transactions outlined in the Prospectuses under the caption "Shares Eligible for Future Sale - Distributor Options and Employee Stock Bonus Awards."

           (k) Reporting Requirements.  The Company, during the period when the
               ----------------------
U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

           (l) Compliance with NASD Rules.  The Company hereby agrees that it
               --------------------------
will ensure that the Reserved Securities will be restricted if and to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The U.S. Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the U.S. Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the U.S. Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

           (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     SECTION 4 Payment of Expenses. (a) Expenses.  The Company and the Guarantor
               -------------------      --------
will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation by the Company, printing and filing in the United States of the Registration Statement (including financial statements and exhibits) as originally filed and in the United States of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters, the International Managers and the Japanese Underwriters (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and
(xi) all costs and expenses of the Underwriters, including the fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the U.S. Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees, distributors and others having a business relationship with the Company and its affiliates.

        (b) Expenses of the Selling Stockholders.  The Selling Stockholders,
            ------------------------------------
jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

        (c) Termination of Agreement.  If this Agreement is terminated by the
            ------------------------
U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Guarantor shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters, special counsel for the U.S. Underwriters and counsel for the Japanese Underwriters. Except as provided in this Section 4 and in Section 6 and Section 7 hereof, neither the Company nor the Guarantor shall be responsible for paying the out-of-pocket expenses of the U.S. Underwriters.

        (d) Allocation of Expenses.  The provisions of this Section shall not
            ----------------------
affect any agreement that the Company, the Guarantor and the Selling Stockholders may make for the sharing of such costs and expenses.

     SECTION 5 Conditions of U.S. Underwriters' Obligations.  The obligations of
               --------------------------------------------
the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement.  The Registration
            ---------------------------------------
Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company.  At Closing Time, the U.S.
            ------------------------------
Representatives shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P. counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (c) Opinion of General Counsel to the Company.  At Closing Time, the
            -----------------------------------------
U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of the General Counsel of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (d) Opinion of Counsel for the Selling Stockholders.  At Closing
            -----------------------------------------------
Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S.

Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (e) Opinion of Japanese Counsel for the Company.  At Closing Time, the
            -------------------------------------------
U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Tokyo Aoyama Law Office, Japanese counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (f) Opinion of Special Japanese Counsel for the Company.  At Closing
            ---------------------------------------------------
Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Nagashima & Ohno, Special Japanese counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit E hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (g) Opinion of Hong Kong Counsel for the Company.  At Closing Time,
            --------------------------------------------
the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Allen & Overy, Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit F hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (h) Opinion of Special Hong Kong Counsel for the Company.  At Closing
            ----------------------------------------------------
Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker & McKenzie, Special Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit G hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (i) Opinion of Taiwanese Counsel for the Company.  At Closing Time,
            --------------------------------------------
the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Lee & Li, Taiwanese counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit H hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (j) Opinion of South Korean Counsel for the Company.  At Closing Time,
            -----------------------------------------------
the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Kim & Chang, South Korean counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit I hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (k) Opinion of Canadian Counsel for the Company.  At Closing Time,
            -------------------------------------------
the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Miller & Thomson, Canadian counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit J hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

        (l) Opinion of Japanese Counsel for the Underwriters.  At Closing
            ------------------------------------------------
Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Tomotsune Kimura & Mitomi, Japanese counsel for the Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to such effect as counsel to the U.S. Underwriters may reasonably request.

        (m) Opinion of Counsel for U.S. Underwriters.  At Closing Time, the
            ----------------------------------------
U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v),
(vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (vii) through (ix), inclusive, (xi), (xii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

        (n) Officers' Certificate.  At Closing Time, there shall not have
            ---------------------
been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its

Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (o) Certificate of Selling Stockholders.  At Closing Time, the U.S.
             -----------------------------------
Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
(ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement at or prior to Closing Time.

         (p) Accountant's Comfort Letter.  At the time of the execution of
             ---------------------------
this Agreement, the U.S. Representatives shall have received from Price Waterhouse L.L.P. a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (q) Bring-down Comfort Letter.  At Closing Time, the U.S.
             -------------------------
Representatives shall have received from Price Waterhouse L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (o) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (r) Approval of Listing.  At Closing Time, the Securities shall have
             -------------------
been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (s) No Objection.  The NASD has confirmed that it has not raised any
             ------------
objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (t) Lock-up Agreements.  At the date of this Agreement, the U.S.
              ------------------
Representatives shall have received an agreement substantially in the form of Exhibit J hereto signed by the persons listed on Schedule D hereto.

          (u) Purchase of Initial International Securities.  Contemporaneously
              --------------------------------------------
with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

          (v) Purchase of Japanese Securities.  Contemporaneously with or the
              -------------------------------
purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the Japanese Underwriters shall have purchased the Japanese Securities under the Japanese Underwriting Agreement.

          (w) Reorganization.  Prior to or simultaneously with the Closing
              ---------------
Time, the transactions contemplated in the Registration Statement under the caption "The Reorganization and S Corporation Distribution" will have been effected as described therein, and thereafter the Company and its Subsidiaries will possess all the assets necessary to conduct their business as described in the Registration Statement.

          (x) Conditions to Purchase of the U.S. Option Securities.  In the
              -----------------------------------------------------
event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

          (i) Officers' Certificate.  A certificate, dated such Date of
              ---------------------
Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(n) hereof remains true and correct as of such Date of Delivery.

         (ii) Certificate of Selling Stockholders.  A certificate, dated such
          -----------------------------------
Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(o) remains true and correct as of such Date of Delivery.

         (iii) Opinion of Counsel for Company.  The favorable opinion of
               ------------------------------
counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

         (iv) Opinion of General Counsel to the Company.  The favorable
              -----------------------------------------
opinion of the Company's General Counsel, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

         (v) Opinion of Counsel for the Selling Stockholders.  The favorable
             -----------------------------------------------
opinion of LeBoeuf, Lamb, Greene & Macrae, L.L.P., counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

         (vi) Opinion of Japanese Counsel for Company.  The favorable opinion
              ---------------------------------------
of Japanese counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(e) hereof, except that no opinion regarding the issuance or sale of the Securities in Japan need be contained in such opinion.

         (vii) Opinion of Special Japanese Counsel for Company.  The favorable
               -----------------------------------------------
opinion of Japanese counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(f) hereof, except that no opinion regarding the issuance or sale of the Securities in Japan need be contained in such opinion.

         (viii) Opinion of Hong Kong Counsel for the Company.  The favorable
                --------------------------------------------
opinion of Hong Kong counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

         (ix)  Opinion of Special Hong Kong Counsel for the Company.  The
               ----------------------------------------------------
favorable opinion of Hong Kong counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

         (x) Opinion of Taiwanese Counsel for the Company.  The favorable
             --------------------------------------------
opinion
of Taiwanese counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

         (xi) Opinion of South Korean Counsel for the Company.  The favorable
              -----------------------------------------------
opinion of South Korean counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(j) hereof.

         (xii) Opinion of Canadian Counsel for the Company.  The favorable
               -------------------------------------------
opinion of Canadian counsel for the Company, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(k) hereof.

         (xiii) Opinion of Japanese Counsel for the Underwriters.  The favorable
                ------------------------------------------------
opinion of Japanese counsel for the Underwriters, in form and substance satisfactory to counsel to the U.S. Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(l) hereof, except that no opinion regarding the issuance or sale of the Securities in Japan need be contained in such opinion.

         (xiv) Opinion of Counsel for the U.S. Underwriters.  The favorable
               --------------------------------------------
opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(m) hereof.

          (xv) Bring-down Comfort Letter.  A letter from Price Waterhouse
               -------------------------
L.L.P., in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(q) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

           (y) Additional Documents.  At Closing Time and at each Date of
               --------------------
Delivery counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

           (z) Termination of Agreement.  If any condition specified in
               ------------------------
this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6 Indemnification.
               ---------------

       (a)  Indemnification of U.S. Underwriters. The Company, the Guarantor and
            ------------------------------------
the Selling Stockholders, jointly (except as provided in clause (3) below) and severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Hong Kong, Taiwan, South Korea, Canada and the United Kingdom in connection with the reservation and sale of the Reserved Securities to eligible employees and distributors of the Company and its affiliates or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the U.S. or the International Prospectus or U.S. or International preliminary prospectus, not misleading;

          (3) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(2)(A) hereof; provided that any such settlement is effected
                                 --------
with the written consent of (A) the Company, to the extent indemnification pursuant to this Section 6(a)(3) is sought from the Company or the Guarantor, and (B) each Selling Stockholder, to the extent indemnification pursuant to this
Section 6(a)(3) is sought from such Selling Stockholder; and

          (4) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(2)(A) hereof, to the extent that any such expense is not paid under clauses (1), (2) or (3) above;

provided, however, that (x) this indemnity agreement shall not apply to any
-----------------
loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch or expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any U.S. preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); (y) the aggregate liability of each Selling Stockholder under this Section 6 (together with any liability of such Selling Stockholder under Section 6 of the International Purchase Agreement and under Article 9 of the Japanese Underwriting Agreement) shall be limited to an amount equal to the net proceeds (after deducting the aggregate Underwriters' discount, but before deducting expenses) received by such Selling Stockholder from the sale of his or her Securities pursuant to this Agreement, the International Purchase Agreement and the Japanese Underwriting Agreement and (z) each Selling Stockholder other than Blake M. Roney, Steven J. Lund and Keith R. Halls (such other Selling Stockholders being referred to herein as the "Limited Selling Stockholders") will be liable in any case only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon statements in or omissions from the Registration Statement (or any amendment thereto) based upon information furnished to the Company by such Limited Selling Stockholder expressly for use therein; and provided, further, that the Company, the
                               ------------------
Guarantor and the Selling Stockholders shall not be liable to any U.S. Underwriter under this subsection (a) with respect to any U.S. preliminary prospectus to the extent that any loss, claim, damage or liability of such U.S. Underwriter results from the fact that such U.S. Underwriter sold U.S. Securities to a person to whom there was not given or sent, at or prior to the written confirmation of such sale, a copy of the U.S. Prospectus or of the U.S. Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such U.S. Underwriter and the loss, claim, damage or liability of such U.S. Underwriter results from an untrue statement or omission of a material fact contained in the U.S. preliminary prospectus which was corrected in the U.S. Prospectus ( the U.S. Prospectus as amended or supplemented).

     In making a claim for indemnification under this Section 6 (other than pursuant to clause (a)(4) of this Section 6) or contribution under Section 7 hereof by the Company, the Guarantor or the Selling Stockholders, the indemnified parties may proceed against either (1) the Company, the Guarantor and the Selling Stockholders jointly, (2) the Selling Stockholders only or (3) both the Company and the Guarantor only, but may not proceed solely against Blake M. Roney, Steven J. Lund and Keith R. Halls (the "Back-Stopped Selling Stockholders"), except as set forth below. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense to which this paragraph applies then, as a precondition to any indemnified party obtaining indemnification or contribution from any Back-Stopped Selling Stockholder, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement from the Company, the Guarantor and the Selling Stockholders with respect to such loss, liability, claim, damage or expense (the "Final Judgment") and shall seek to satisfy such Final Judgment in full from the Company or the Guarantor by making a written demand upon the Company or the Guarantor for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company or the Guarantor of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Back-Stopped Selling Stockholders (but only if and to the extent the Company or the Guarantor has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company or the Guarantor and thereafter obtain payment from the Back-Stopped Selling Stockholders without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment against the Company or the Guarantor, to seek to obtain payment from the Company or the Guarantor with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company or the Guarantor to immediately satisfy any such Final Judgment if (A) the Company or the Guarantor files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or the Japanese equivalent thereof, (B) an order for relief is entered against the Company or the Guarantor in an involuntary case under the Bankruptcy Code or its Japanese equivalent, (C) the Company or the Guarantor makes an assignment for the benefit of their respective creditors,
(D) any court orders or approves the appointment of a receiver or custodian for the Company or the Guarantor or a substantial portion of its assets, or (E) the loss, liability, claim, damage or expense arises out of or is based upon statements in or omissions from the Registration Statement (or any amendment thereto) based upon information furnished to the Company by a Back-Stopped Selling Stockholder for use therein. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company, the Guarantor or the Selling Stockholders before obtaining reimbursement of expenses pursuant to clause (a)(4) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company or the Guarantor by making a written demand upon the Company or the Guarantor for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company or the Guarantor of such demand shall any indemnified party have the right to receive reimbursement of such expenses from the Back-Stopped Selling Stockholders by making written demand directly on the Back-Stopped Selling Stockholders (but only if and to the extent the Company or the Guarantor has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or the Guarantor or, having made written demand therefor, to wait such 45 days after failure by the Company or the Guarantor to immediately reimburse such expenses if (I) the Company or the Guarantor files a petition for relief under the Bankruptcy Code or its Japanese equivalent, (II) an order for relief is entered against the Company or the Guarantor in an involuntary case under the Bankruptcy Code, (III) the Company or the Guarantor makes an assignment for the benefit of its creditors, (IV) any court orders or approves the appointment of a receiver or custodian for the Company or the Guarantor or a substantial portion of its assets, or (V) the loss, liability, claim, damage or expense arises out of or is based upon statements in or omissions from the Registration Statement (or any amendment thereto) based upon information furnished to the Company by a Back-Stopped Selling Stockholder for use therein. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph shall not apply to any claim for indemnity pursuant to clause (a)(3) of this
Section 6 if the indemnified parties are entitled to seek indemnity under such clause (a)(3) from any Selling Stockholder with respect to a settlement that has not been effected with the written consent of the Company or the Guarantor.

       (b)  Indemnification of Company, Directors and Officers and Selling
            --------------------------------------------------------------
Stockholders. Each U.S. Underwriter severally agrees to indemnify and hold
------------
harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any U.S. preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification.  Each indemnified party shall
            -------------------------------------
give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company; provided, however, that in
                                                      --------  -------
each such case, such counsel shall be reasonably satisfactory to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse.  If at any time an
          --------------------------------------------------
indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(3) or Section 6(a)(4) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) Indemnification for Reserved Securities.  In connection with the
            ---------------------------------------
offer and sale of the Reserved Securities, the Company and the Guarantor agree, promptly upon a request in writing, to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and distributors of the Company or its affiliates to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     The Company and the Guarantor also agree, promptly upon a request in writing, to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of, in connection with or arising out of the offer and sale of the Reserved Securities, including the allocation of shares within distributor groups and among distributors generally, provided that the Company shall not be obligated to indemnify the U.S. Underwriters insofar as the claim is caused by the failure of any U.S. Underwriter to allocate shares as instructed in writing by the Company.

       (f)  Other Agreements with Respect to Indemnification.  The provisions of
            ------------------------------------------------
this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Guarantor and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Guarantor and the Selling Stockholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in
Section 6(a)(2)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, the Guarantor and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

     The relative fault of the Company, the Guarantor and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(2)(A) or hereof.

     The Company, the Guarantor, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the U.S. Underwriters.

     SECTION 9.  Termination of Agreement
                 ------------------------

      (a) Termination; General.  The U.S. Representatives may terminate this
          --------------------
Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Japan or the other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either U.S. Federal, New York State or Japanese authorities.

        (b) Liabilities.  If this Agreement is terminated pursuant to this
            -----------
Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the U.S. Underwriters.  If one or
                 -----------------------------------------------
more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          a. if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          b. if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the (i) U.S. Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration
Statement or Prospectus or in any other documents or arrangements.   As used
herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

     SECTION 11.  Default by one or more of the Selling Stockholders or the
                  ---------------------------------------------------------
Company.  (a) If a Selling Stockholder shall fail at Closing Time or at a Date
-------
of Delivery to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at the option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Stockholder as referred to in this
Section 11, each of the U.S. Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or U.S. Prospectus or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Ms. Scott Haggard; notices to the Company shall be directed to it at 75 West Center Street, Provo, Utah 84601, attention of Mr. M. Truman Hunt; and notices to the Selling Stockholders shall be directed to 75 West Center Street, Provo, Utah 84601, attention of Mr. Keith R. Halls.

     SECTION 13.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the U.S. Underwriters, the Company, the Guarantor and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company, the Guarantor and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company, the Guarantor and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. -- EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                        Very truly yours,

                                        NU SKIN ASIA PACIFIC, INC.


                                        By ___________________________________
                                        Title:


                                        NU SKIN JAPAN COMPANY,
                                        LIMITED, AS GUARANTOR


                                        By ___________________________________
                                        Title:


                                        SELLING STOCKHOLDERS


                                        By ___________________________________
                                        As Attorney-in-Fact acting on behalf
                                        of the Selling Stockholders named in
                                        Schedule B hereto


CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
DEAN WITTER REYNOLDS INC.
NOMURA SECURITIES INTERNATIONAL, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By ______________________________________
            Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                       43